UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On November 3, 2006, Crdentia Corp. (“Crdentia” or the “Company”) entered into a Right of First Negotiation Agreement with James D. Durham, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, C. Fred Toney, a member of the Company’s Board of Directors, and MedCap Partners L.P., an entity beneficially owned by Mr. Toney, granting Mr. Durham, Mr. Toney and MedCap Partners L.P. the exclusive right to negotiate with the Company to acquire Sound Health Solutions, Inc. (“SHS”), a wholly-owned subsidiary of iVOW, Inc. (“iVOW”), if and when the Company closes its proposed acquisition of iVOW pursuant to the Agreement and Plan of Merger, dated as of September 20, 2006, by and among Crdentia, iVOW and iVOW Acquisition Corp., a wholly-owned subsidiary of Crdentia (the “Merger Agreement”). The Company entered into the Right of First Negotiation Agreement in consideration for Mr. Durham, Mr. Toney and MedCap Partners L.P.’s grant of an advance of $1,000,000 to a cash collateral account for benefit of the Company to facilitate additional borrowing by the Company from Bridge Healthcare Finance LLC (the “Advance”). Such funds will be used to cover the operating expenses of both Crdentia and iVOW, pursuant to the Interim Management Agreement entered into by Crdentia and iVOW on September 20, 2006 in connection with the entry into the Merger Agreement. Mr. Durham, Mr. Toney and MedCap Partners L.P. were also granted a security interest in the outstanding shares of SHS by iVOW. The agreement granting such security interest was executed by Crdentia for iVOW under its authority granted pursuant to the Interim Management Agreement. iVOW has notified the Company of its contention that the Company’s authority does not include the right to cause iVOW to grant such a security interest under the Interim Management Agreement. Crdentia believes such contention is without merit.

Mr. Toney is a Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P. and MedCap Master Fund L.P. (the “MedCap Funds”). The MedCap Funds beneficially own approximately 77% of the outstanding shares of Crdentia and 23% of the outstanding shares of iVOW. Mr. Durham is a former director of iVOW. The independent and non-interested members of Crdentia’s board of directors approved the entry into the Right of First Negotiation Agreement, with Mr. Durham and Mr. Toney abstaining.

The foregoing description of the Right of First Negotiation Agreement is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Right of First Negotiation Agreement, dated November 3, 2006, by and among Crdentia Corp., James D. Durham, C. Fred Toney, and MedCap Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

November 9, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Right of First Negotiation Agreement, dated November 3, 2006, by and among Crdentia Corp., James D. Durham, C. Fred Toney, and MedCap Partners L.P.